Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 O: 512.338.5400 F: 512.338.5499

April 20, 2023

Bakkt Holdings, Inc.

10000 Avalon Boulevard

Suite 1000

Alpharetta, Georgia 30009

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by Bakkt Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 7,140,808 shares (the “Warrant Shares”) of the Company’s Class A common stock, $0.0001 par value per share, issuable upon the exercise of 7,140,808 warrants of the Company, each of which is exercisable at a price of $11.50 per share (the “Warrants”).

We are acting as counsel for the Company in connection with the registration of the Warrant Shares offered pursuant to the Registration Statement. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents that we considered necessary or advisable for the purpose of rendering the opinions set forth below, including the Warrant Agreement, dated as of September 22, 2020, by and between the Company and the warrant agent (as amended, the “Warrant Agreement”), filed as Exhibit 4.1 to Company’s Current Report on Form 8-K filed on September 28, 2020, the First Amendment to Warrant Agreement, dated as of March 9, 2022, by and between the Company and the warrant agent, filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed on March 31, 2022, and the specimen warrant certificate filed as Exhibit 4.2 to Company’s Current Report on Form 8-K filed on September 28, 2020. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the

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SALT LAKE CITY                SAN DIEGO                SAN FRANCISCO                SEATTLE                SHANGHAI                 WASHINGTON, DC                WILMINGTON, DE\

Bakkt Holdings, Inc.

April 20, 2023

certificates representing the Warrant Shares have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that, when the Warrant Shares that may be offered pursuant to the Registration Statement are issued upon exercise of the Warrants pursuant to the terms of Section 3.3.1(a) of the Warrant Agreement, such Warrant Shares will have been validly issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus contained therein, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation